EXHIBIT 10.3


                         BENEFITS CONTINUATION AGREEMENT


         BENEFITS CONTINUATION AGREEMENT (the "Agreement"), dated as of April 22, 1998, between RICHFOOD HOLDINGS, INC., a Virginia corporation (the "Company"), and JOHN E. STOKELY (the "Employee").

         WHEREAS, the Company and the Employee are parties to an Employment and Severance Benefits Agreement dated as of April 28, 1996 (the "Employment Agreement"); and

         WHEREAS, in recognition of the Employee's substantial contributions to the Company's record financial and operating results, and in light of the Company's expectation that the Employee will continue to make substantial contributions to the Company's future growth and prospects, the Company and the Employee desire to memorialize certain agreements as set forth herein.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto covenant and agree as follows:

                  1. Post-Employment Benefits. The Company agrees to provide for the benefit of the Employee, upon the termination of the Employee's employment with the Company for any reason other than for Cause (as defined in the Employment Agreement): (a) coverage under life insurance policies consistent with those currently provided for the benefit of the Employee through age 65; and (b) coverage under such medical and dental plans as is generally provided from time to time to the Company's executive employees until the Employee's death (or, if the Employee is not entitled to participate in such plans under the terms thereof following the termination of his employment, then under third party arrangements that provide substantially comparable coverage); provided, however, that the Company agrees to pay the Employee's portion of the premiums for all such coverage. The Company's obligation to provide continued coverage in accordance with the foregoing sentence shall be subject to mitigation to the extent, and for such periods, that substantially similar coverage is provided by any successor employer.

                  2. Relationship to Employment Agreement. This Agreement is intended to supersede the provisions of Section 7 of the Employment Agreement. Except for such Section 7, the Employment Agreement remains in full force and effect in accordance with its terms.

                  3. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase,

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merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets that executes and delivers the agreement provided for in this Section 3 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

                       (b) This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees of the Employee.

                  4. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereof of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, between the parties with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

                  5. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.




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            IN  WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf, and the Employee has duly executed this Agreement, all as of the date first above written.


                                         RICHFOOD HOLDINGS, INC.



                                         By: /s/ Albert F. Sloan
                                         ----------------------------
                                         Albert F. Sloan
                                         Chairman, Executive
                                         Compensation Committee
                                         of the Board of Directors


                                         EMPLOYEE:


                                         /s/ John E. Stokely
                                         -----------------------------
                                         JOHN E. STOKELY